                        ANCHOR NATIONAL LIFE INSURANCE COMPANY
                    A STOCK COMPANY       LOS ANGELES, CALIFORNIA

CERTIFICATE  NUMBER     P9999999999

PARTICIPANT             JOHN DOE

   STATUTORY HOME OFFICE        EXECUTIVE OFFICE        ANNUITY SERVICE CENTER
2999 NORTH 44TH ST., STE 250   1 SUNAMERICA CENTER         P.O. BOX 54299
    PHOENIX, AZ  85018           LOS ANGELES, CA           LOS ANGELES, CA
                                    90067-6022                90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Participant under the Group Contract, in accordance with the provisions set forth in this Certificate and in consideration of the Participant's Enrollment Form and Purchase Payments We received.

THIS CERTIFICATE IS EVIDENCE OF COVERAGE UNDER THE GROUP CONTRACT IF A PARTICIPANT ENROLLMENT FORM IS ATTACHED. THE COVERAGE WILL BEGIN AS OF THE CERTIFICATE DATE, SHOWN ON THE CERTIFICATE DATA PAGE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED. THE VALUE WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE SUBACCOUNTS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT. THE UNADJUSTED CASH SURRENDER BENEFIT IS AVAILABLE FOR 30 DAYS AFTER THE END OF THE GUARANTEED PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT FOR ANY CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO NON-MVA FIXED ACCOUNT OPTIONS.

TEN DAY RIGHT TO EXAMINE CERTIFICATE - YOU MAY RETURN THIS CERTIFICATE TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CERTIFICATE WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CERTIFICATE VALUE ON THE BUSINESS DAY DURING WHICH THE CERTIFICATE IS RECEIVED. UPON SUCH REFUND, THE CERTIFICATE SHALL BE VOID.

                    THIS IS A LEGAL DOCUMENT.  READ IT CAREFULLY.

                     /s/  SUSAN L. HARRIS     /s/  ELI BROAD
                     ____________________     __________________
                     Susan L. Harris              Eli Broad
                        Secretary                 President

                                 ALLOCATED FIXED AND
                          VARIABLE GROUP ANNUITY CERTIFICATE

                                   Nonparticipating

                                  TABLE OF CONTENTS


CERTIFICATE DATA PAGE.....................................................PAGE 3

PURCHASE PAYMENT ALLOCATION...............................................PAGE 4

DEFINITIONS...............................................................PAGE 5

PURCHASE PAYMENT PROVISIONS...............................................PAGE 7
Purchase Payments; Deferment of Payments; Suspension of Payments; Substitution of Investment Portfolios

ACCUMULATION PROVISIONS...................................................PAGE 8
Separate Account Accumulation Value; Number of Accumulation Units; Accumulation Unit Value (AUV); Fixed Account Accumulation Value; Fixed Account Guarantee Period Options And Interest Crediting ; Market Value Adjustment

CHARGES AND DEDUCTIONS...................................................PAGE 10
Certificate Administration Charge; Withdrawal Charge; Expense Risk Charge; Distribution Expense Charge; Mortality Risk Charge

TRANSFER PROVISION.......................................................PAGE 11
Transfers of Accumulation Units and Annuity Units Between Subaccounts; Transfers of Accumulation Units To and From the Fixed Account

WITHDRAWAL PROVISION.....................................................PAGE 12
Withdrawal Charge

GENERAL PROVISIONS.......................................................PAGE 13
Entire Contract; Change of Annuitant; Death of Annuitant; Misstatement of Age or Sex; Proof of Age, Sex or Survival; Conformity With State Laws; Changes in Law; Assignment; Claims of Creditors; Premium Taxes and Other Taxes; Written Notice; Periodic Reports; Incontestability; Non-Participating

DEATH PROVISIONS.........................................................PAGE 14
Death of Participant Before the Annuity Date; Due Proof of Death; Amount of Death Benefit; Death of Participant or Annuitant on or After the Annuity Date; Beneficiary

ANNUITY PROVISIONS.......................................................PAGE 16
Annuity Date; Payments to Participant; Fixed Annuity Payments; Amount of Fixed Annuity Payments; Amount of Variable Annuity Payments

ANNUITY PAYMENT OPTIONS .................................................PAGE 18

FIXED ANNUITY PAYMENT OPTIONS TABLE......................................PAGE 19

VARIABLE ANNUITY PAYMENT OPTIONS TABLE...................................PAGE 21

                                CERTIFICATE DATA PAGE



CERTIFICATE NUMBER:               ANNUITY SERVICE CENTER:
    P9999999999                   P.O. BOX 54299
                                  LOS ANGELES, CA 90054-0299

PARTICIPANT:                      AGE AT ISSUE:
    JOHN DOE                           35

ANNUITANT:                        FIRST PURCHASE PAYMENT:
    JOHN DOE                           $10,000.00

ANNUITY DATE:                     CERTIFICATE DATE:
    JULY  1, 2026                      JULY 1, 1996

LATEST ANNUITY DATE:              FIXED ACCOUNT -
    JULY 1, 2051                  Minimum Guarantee Rate:  (3.0%)

BENEFICIARY:
    As stated in the Participant Enrollment Form


ANNUAL CERTIFICATE ADMINISTRATION CHARGE:
    $35.00

SEPARATE ACCOUNT:
    VARIABLE  ANNUITY ACCOUNT  FIVE


                                    FOR INQUIRIES
                                 CALL 1-800-445-SUN2

                             PURCHASE PAYMENT ALLOCATION


                                     Subaccounts
                                     -----------

                        80.00%   Growth Strategy
                         0.00%   Moderate Growth Strategy
                         0.00%   Balanced Growth Strategy
                         0.00%   Conservative Growth Strategy







                                Fixed Account Options
                                ---------------------

                             Guarantee                        Initial
                              Period                       Interest Rate
                              ------                       -------------

                        20.00%   1 Year Fixed Non-MVA           3.0%
                         0.00%   1 Year DCA Fixed Non-MVA
                         0.00%   3 Year Fixed MVA
                         0.00%   5 Year Fixed MVA
                         0.00%   7 Year Fixed MVA
                         0.00%  10 Year Fixed MVA

                                     DEFINITIONS

Defined in this section are some of the words and phrases used in this Certificate. These terms are capitalized when used in the Certificate. Other capitalized terms in the Certificate refer to the captioned paragraph explaining that particular concept in the Certificate.

ACCUMULATION UNIT
A unit of measurement used to compute the Certificate Value in a Subaccount prior to the Annuity Date.

AGE
Age as of last birthday.

ANNUITANT
The natural person on whose life the annuity benefits under the Certificate are based. The Annuitant is as named on the Certificate Data Page. If the Certificate is in force and the Annuitant is alive on the Annuity Date, We will begin payments to the Payee.

ANNUITY DATE
The date on which annuity payments to the Payee are to start. The Participant must specify the Annuity Date, which must be at least two years after the Certificate Date.

ANNUITY SERVICE CENTER
As specified on the Certificate Data Page.

ANNUITY UNIT
A unit of measurement used to compute annuity payments from the Subaccounts.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM (DCA)
You may authorize the automatic transfer of amounts at regular intervals from a source account to one or more Subaccounts (other than the source account). The source account may be either the One Year DCA Fixed Account Option or any of the Subaccounts. The unit values are determined on the dates of transfers. You may terminate DCA at any time. However, upon termination, any amounts remaining in the One Year DCA Fixed Account Option will be transferred to the One Year Fixed Account Option. We reserve the right to change the terms and conditions of the DCA program at any time.

BENEFICIARY
The Beneficiary is as designated on the Participant Enrollment Form unless later changed by the Participant.

CERTIFICATE
The Certificate describes Your interest as a Participant under the group annuity contract.

CERTIFICATE DATE
The date Your Certificate is issued, as shown on the Certificate Data Page. It is the date from which Certificate Years and anniversaries are measured.

CERTIFICATE VALUE
The sum of:   (1) Your share of the Subaccounts' Accumulation Unit values and
(2) the value of amounts allocated to the Fixed Account Options.

CERTIFICATE YEAR
A year starting from the Certificate Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CONTRIBUTION YEAR
A year starting from the date of the Purchase Payment in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CURRENT INTEREST RATE
The rates of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

FIXED ACCOUNT OPTIONS
The investment options under this Certificate that are credited with a fixed rate of interest declared by the Company. All Purchase Payments allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Certificate are shown on page 4.

FIXED ANNUITY
A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD
The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to the amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE
The rates of interest credited to the first Purchase Payment as described in the Accumulation Provisions section. The Initial Interest Rate for this Certificate's first Purchase Payment is listed on page 4. The Initial Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

IRC
The Internal Revenue Code of 1986, as amended, as the same may be amended or superseded.

NYSE
New York Stock Exchange

PARTICIPANT
The person or entity named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate.

PAYEE
The person receiving payment of annuity benefits under this Certificate.

PURCHASE PAYMENTS
Payments in U.S. currency made by or on behalf of the Participant to the Company for the Certificate.

RENEWAL INTEREST RATE
The rate(s) of interest declared by Us applicable to transfers from the Subaccounts into any of the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

SEPARATE ACCOUNT
The segregated asset account named on the Certificate Data Page. The Separate Account consists of several Subaccounts. The assets of the Separate Account are not comingled with the general assets and liabilities of the Company. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SUBACCOUNT
A variable investment option available under the Certificate, comprising a division of the Separate Account. The available Subaccounts are shown on page 4.

SUBSEQUENT PURCHASE PAYMENTS
Purchase Payments made subsequent to the first Purchase Payment.

VARIABLE ANNUITY
A series of periodic annuity payments, which vary in amount according to the investment experience of one or more Subaccounts, as selected by You .

WE, OUR, US, THE COMPANY
Anchor National Life Insurance Company.

YOU, YOUR
The Participant.


                             PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS
Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency or timing of Purchase Payments. Purchase Payments may be allocated to the Fixed Account Options and one or more Subaccounts in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount under the Certificate.

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS
We may suspend or postpone any payments from the Subaccounts if any of the following occur:

(a) the NYSE is closed,
(b) trading on the NYSE is restricted,
(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of the assets held in a Subaccount, or
(d) the Securities and Exchange Commission, by order, so permits for the protection of Participants.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

SUBSTITUTION OF INVESTMENT PORTFOLIOS
If: (a) the shares of the underlying investment portfolios in which the Subaccounts invest should no longer be available for investment by the Separate Account; or (b) if further investment in the shares of an investment portfolio is no longer appropriate in view of the purpose of the Certificate, then We may substitute shares of another underlying investment series, for shares already purchased, or to be purchased in the future by Purchase Payments under the Certificate. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.


                               ACCUMULATION PROVISIONS


SEPARATE ACCOUNT ACCUMULATION VALUE
The Separate Account Accumulation Value under the Certificate shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Participant.

NUMBER OF ACCUMULATION UNITS
For each Subaccount, the number of Accumulation Units is the sum of each Purchase Payment and transfer allocated to the Subaccount, reduced by premium taxes, if any:

DIVIDED BY

The Accumulation Unit Value for that Subaccount as of the NYSE business day in which the Purchase Payment or transfer amount is received.

The number of Accumulation Units will be similarly adjusted for withdrawals, annuitizations, transfers, Certificate Administration Charge and Withdrawal Charge. Adjustments will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)
The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount minus the total liabilities;
(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense and Mortality Risk charges (See CHARGES AND DEDUCTIONS);
(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE
Under a Certificate, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that the Certificate has been in effect. This amount shall be adjusted for withdrawals, annuitizations, transfers, Certificate Administration Charge and Withdrawal Charge. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Certificate is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING
Any amounts allocated to the Fixed Account Options from the first Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Transfers to the Fixed Account Options from the Subaccounts and amounts renewed into the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Subaccounts. If the Participant does not specify a Guarantee Period at the time of renewal, We will select the same Guarantee Period as has just expired, crediting the Certificate with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If a renewal occurs within one year of the latest Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the One Year Fixed Account Option.

If you are participating in the DCA program, Purchase Payments will be allocated to the One Year DCA Fixed Account Option. Upon termination of the DCA program, any amounts remaining in the One Year DCA Fixed Account Option will be transferred to the One Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the One Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)
Any payments and values based on a multi-year Fixed Account Option may be subject to a MVA, the operation of which may result in upward or downward adjustments in the Certificate Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula described below:

                               N/12
         {(1 + I)/(1+J+0.0050)}     -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed.

If a Withdrawal Charge is applied to a withdrawal, then the MVA will be applied to the withdrawal amount net of the Withdrawal Charge.

There will be no MVA on withdrawals from the Fixed Account Options in the following situations: (1) to pay a Death Benefit paid upon death of the
Participant;  (2) on amounts withdrawn to pay fees or charges;   (3)  on amounts
withdrawn from the Fixed Account Option within thirty (30) days after the end of the Guarantee Period; (4) on annuitizations on the Latest Annuity Date; (5) on amounts withdrawn from the One Year Fixed Account Option or the One Year DCA Fixed Account Option .

                                CHARGES AND DEDUCTIONS

We will deduct the following charges from the Certificate:

CERTIFICATE ADMINISTRATION CHARGE
The charge specified on the Certificate Data Page will be deducted on each Certificate anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Certificate Value is withdrawn in full if withdrawal is not on the Certificate anniversary. We reserve the right to assess a charge on a class basis which is less than the charge specified on the Certificate Data Page.

WITHDRAWAL CHARGE
This charge may be deducted upon withdrawal of the Certificate Value, in whole or in part. See WITHDRAWAL PROVISIONS.

EXPENSE RISK CHARGE
On an annual basis this charge equals 0.35% of the average daily total net asset value of Your Purchase Payments allocated to the Subaccounts. This charge is to compensate Us for assuming the expense risks under the Certificate.

DISTRIBUTION EXPENSE CHARGE
On an annual basis this charge equals 0.15% of the average daily total net asset value of Your Purchase Payments allocated to the Subaccounts. This charge is to compensate Us for all distribution expenses associated with the Certificate.

MORTALITY RISK CHARGE
On an annual basis this charge equals 0.90% of the average daily total net asset value of Your Purchase Payments allocated to the Subaccounts. This charge is to compensate Us for assuming the mortality risks under the Certificate.

                                  TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Certificate Value to any of the Subaccounts or the Fixed Account Options, subject to certain restrictions. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS
Prior to the Annuity Date, You may transfer all or a portion of Your Certificate Value from one Subaccount to another Subaccount. A transfer will result in the purchase of Accumulation Units in a Subaccount and the redemption of Accumulation Units in the other Subaccount. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

After the Annuity Date, You may transfer all or a portion of Your Certificate Value from one Subaccount to another Subaccount. A transfer will result in the purchase of Annuity Units in a Subaccount and the redemption of Annuity Units in the other Subaccount. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

The minimum amount that can be transferred between Subaccounts and the amount that can remain in the Subaccount are subject to Company limits.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT
Prior to the Annuity Date, You may transfer all or any part of Your Certificate Value from the Subaccount(s) to the Fixed Account Options or from the Fixed Account Options to the Subaccount(s) of the Certificate. However, You may only transfer to the One Year DCA Fixed Account Option if You are participating in the DCA program.

After the Annuity Date, transfers into or out of the Fixed Account Options are not allowed.

                                 WITHDRAWAL PROVISION


On or before the Annuity Date and while the Participant is living, You may withdraw all or part of Your Certificate Value under this Certificate by informing Us at Our Annuity Service Center. For a full withdrawal, this Certificate must be returned to Our Annuity Service Center.

Without a written notice to the contrary, withdrawals will be deducted from the Certificate Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Certificate (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE
Each Certificate Year, a Participant may withdraw, free of a Withdrawal Charge, 10% of all Purchase Payments which are still subject to a Withdrawal Charge. Amounts withdrawn as a free withdrawal do not reduce Purchase Payments for purposes of calculating future free withdrawals. The Participant will not receive the benefit of a free withdrawal in a full surrender.

Withdrawals in excess of this free withdrawal amount may be subject to a Withdrawal Charge. The withdrawal charge applied to any withdrawal will depend on the age of the Purchase Payment to which the withdrawal is attributed. See chart below.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) free withdrawal amount (partial withdrawals only); (2) Purchase Payments which are both no longer subject to the Withdrawal Charge and are not yet withdrawn; (3) Purchase Payments subject to a Withdrawal Charge; and (4) other Certificate Value. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis.

    Number of Contribution Years Elapsed          Withdrawal Charge as a
 Between Contribution Year of Purchase Payment   Percentage of Withdrawn
     and Contribution Year of Withdrawal            Purchase Payment
--------------------------------------------------------------------------------
                   1                                       7%
                   2                                       6%
                   3                                       6%
                   4                                       5%
                   5                                       4%
                   6                                       3%
                   7                                       2%
                   8+                                      0%

The Withdrawal Charge will be assessed against the Subaccounts and the Fixed Account Options in the same proportion as the remaining Certificate Value is allocated unless You request that the withdrawal come from a particular Fixed Account Option or Subaccount. If the remaining Certificate Value is insufficient to cover the Withdrawal Charge, any remaining balance will be deducted from the withdrawal amount requested.

                                  GENERAL PROVISIONS


ENTIRE CONTRACT
The entire contract between You and Us consists of the group annuity contract, the application, the Participant Enrollment Form as completed by You at the time of purchase, this Certificate and any attached endorsement(s). An agent cannot change the terms or conditions of this contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT
If the Participant is an individual, the Participant may change the Annuitant at any time prior to the Annuity Date. To make a change, the Participant must send a written notice to Us at least 30 days before the Annuity Date. If the Participant is not an individual, the Participant may not change the Annuitant.

DEATH OF ANNUITANT
If the Participant and Annuitant are different and the Annuitant dies before the Annuity Date, the Participant becomes the Annuitant until such time as the Participant elects a new Annuitant. The preceding sentence shall not apply if the Participant is not an individual.

MISSTATEMENT OF AGE OR SEX
If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL
The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Certificate depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

CONFORMITY WITH STATE LAWS
The provisions of this Certificate will be interpreted by the laws of the state in which the enrollment form was signed or such state as is required by law.
Any provision which, on the Certificate Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW
If the laws governing this Certificate or the taxation of benefits under the Certificate change, We reserve the right to amend this Certificate to comply with these changes.

ASSIGNMENT
You may assign this Certificate before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS
To the extent permitted by law, no right or proceeds payable under this Certificate will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES
The Company may deduct from Your Certificate Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE
Any notice We send to You will be sent to Your address shown in the Participant Enrollment Form unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Certificate Data Page.

PERIODIC REPORTS
At least once during each Certificate Year, We will send You a statement of the account activity of the Certificate. The statement will include all transactions which have occurred during the accounting period shown on the statement. Statements of Your Certificate Value will cease to be provided to You after the Annuity Date.

INCONTESTABILITY
This Certificate will be incontestable from the Certificate Date.

NONPARTICIPATING
This Certificate does not share in Our surplus.


                                   DEATH PROVISIONS

Notwithstanding any provision of this Certificate to the contrary, all payments of benefits under this Certificate will be made in a manner that satisfies IRC
Section 72(s), as amended from time to time. If the Certificate is owned by a trust or other non-individual, We will treat the death of the Annuitant as the death of the "Primary Annuitant", as defined in IRC Section 72(s)(6), and as the death of any Participant.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE. We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that a Participant died before the Annuity Date; and (b) an election form selecting the death benefit option. If no election form is received within 60 days of our receipt of due proof of death, the death benefit will be paid in accordance with death benefit option 1 below. The Beneficiary must select one of the following death benefit options:

    1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

    2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Participant's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

    3. If the Beneficiary is the Participant's spouse, the Beneficiary may elect to become the Participant and continue the Certificate in force, however, no death benefit is paid. Upon the new Participant's subsequent death, the entire interest must be distributed immediately.

In any event, the entire interest in the Certificate will be distributed within five years from the date of death of the Participant.

DUE PROOF OF DEATH
Due Proof of Death means:
    1.   a certified copy of a death certificate; Or
    2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; Or
    3. a written statement by a medical doctor who attended the deceased Participant at the time of death; Or
    4.   any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT
Before You attain age 75 the amount of the death benefit is equal to the greater of:

1. the Certificate Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Participant's death and an election of the type of payment to be made; Or

2. Purchase Payments less any partial withdrawals, compounded until the date of death at 3% interest, plus any Purchase Payments and less any withdrawals recorded after the date of death.

After You attain age 75, the death benefit will be the greater of:

1. the Certificate Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Participant's death and an election of the type of payment to be made; Or

2. Purchase Payments less any partial withdrawals, compounded until the attainment of age 75 at 3% interest, plus any Purchase Payments and less any partial withdrawals recorded after the attainment of age 75.

DEATH OF PARTICIPANT OR ANNUITANT ON OR AFTER THE ANNUITY DATE. If the Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the interest of the Certificate as under the annuity payment option being used on the date of death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY
The Beneficiary is as designated on the Participant Enrollment Form unless later changed by the Participant. While: (a) the Participant is living and (b) before the Annuity Date, the Participant may change the Beneficiary by written notice in a form satisfactory to Us. The change will take effect on the date We record the notice subject to any payments We have made. If two or more persons are named: (a) those surviving the Participant will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the death benefit options. If the Annuitant survives the Participant, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary. If the Participant is also the Annuitant and there are no surviving Beneficiaries at the death of the Participant, the death benefit will be paid to the estate of the Participant in accordance with death benefit option 1.


                                  ANNUITY PROVISIONS

ANNUITY DATE
The Participant selects an Annuity Date (the date on which annuity payments are to begin) at the time of application. The Participant may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Certificate Date, but not beyond the later of the Participant's 90th birthday or ten years after the Certificate Date. If the Participant is a non-natural person, the latest annuity date is the later of the Annuitant's 90th birthday or ten years after the Certificate Date. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO PARTICIPANT
Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS
If a Fixed Annuity payment option has been elected, the proceeds payable under this Certificate less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Certificate. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS
The amount of each Fixed Annuity payment will be determined by applying the portion of the Certificate Value allocated to Fixed Annuity payments less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS
(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Subaccount, less any applicable premium taxes, to the annuity table applicable to the Variable Annuity payment option chosen. If the Certificate Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The initial value of an Annuity Unit of each Subaccount was set at $10 when the Subaccounts were established. The value may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

         (1) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month;

         (2) the Accumulation Unit value of the Subaccount determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

MULTIPLIED BY

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                               ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Certificate Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been elected by the Annuity Date, You will automatically receive Option 4 below with 120 monthly payments guaranteed.

OPTIONS 1 & 1V - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED
Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2V - JOINT AND SURVIVOR LIFE ANNUITY
Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3V - JOINT AND SURVIVOR LIFE ANNUITY - 120 MONTHLY PAYMENTS
GUARANTEED
Payments are payable to the Payee during the lifetime of the Annuitant and
during the lifetime of a designated second person.   If, at the death of the
survivor, payments have been made for less than 120 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4V - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5V - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
Payments payable to the Payee for any specified period of time for five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve month periods. In the event of death of the Annuitant, any remaining guaranteed annuity payments will be continued to the Beneficiary.

                         FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Fixed Annuity Payment Options Table is the 1983a Annuitant Mortality Table, without projection with a guaranteed interest rate of 3%. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

              OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

      (Monthly installments for ages not shown will be furnished upon request.)



                           OPTION 1                      OPTION 4                     OPTION 4
    AGE OF                                             LIFE ANNUITY                 LIFE ANNUITY
    PAYEE                LIFE ANNUITY          (W/120 PAYMENTS GUARANTEED)   (W/240 PAYMENTS GUARANTEED)
                   MALE           FEMALE         MALE           FEMALE         MALE           FEMALE
    55             4.70           4.25           4.62           4.22           4.39           4.11
    56             4.80           4.34           4.72           4.30           4.45           4.17
    57             4.91           4.42           4.82           4.38           4.51           4.23
    58             5.03           4.52           4.92           4.47           4.58           4.30
    59             5.15           4.61           5.03           4.56           4.64           4.37
    60             5.28           4.72           5.14           4.66           4.71           4.44
    61             5.42           4.83           5.26           4.76           4.78           4.51
    62             5.57           4.95           5.39           4.86           4.84           4.58
    63             5.74           5.07           5.52           4.98           4.90           4.65
    64             5.91           5.21           5.66           5.10           4.96           4.72
    65             6.10           5.35           5.81           5.22           5.02           4.79
    66             6.29           5.51           5.96           5.36           5.08           4.86
    67             6.50           5.67           6.11           5.50           5.13           4.93
    68             6.73           5.85           6.28           5.65           5.18           5.00
    69             6.97           6.04           6.44           5.80           5.23           5.06
    70             7.23           6.25           6.61           5.96           5.27           5.12
    71             7.51           6.47           6.78           6.14           5.31           5.18
    72             7.80           6.71           6.96           6.31           5.34           5.23
    73             8.12           6.97           7.14           6.50           5.37           5.28
    74             8.45           7.26           7.32           6.69           5.40           5.32
    75             8.82           7.56           7.49           6.89           5.42           5.35
    76             9.21           7.90           7.67           7.09           5.44           5.39
    77             9.62           8.26           7.84           7.29           5.45           5.41
    78             10.07          8.65           8.01           7.49           5.47           5.43
    79             10.55          9.07           8.17           7.69           5.48           5.45
    80             11.06          9.53           8.33           7.89           5.49           5.47
    81             11.61          10.03          8.48           8.08           5.49           5.48
    82             12.19          10.57          8.61           8.26           5.50           5.49
    83             12.81          11.16          8.74           8.43           5.50           5.49
    84             13.46          11.79          8.86           8.59           5.51           5.50
    85             14.16          12.48          8.97           8.74           5.51           5.50


                 OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
      (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                          JOINT & 100% SURVIVOR LIFE ANNUITY



    AGE OF
     MALE
    PAYEE                                                 AGE OF FEMALE PAYEE
    -----                                                 -------------------
                   55             60             65             70             75             80             85
    55             3.88           4.06           4.23           4.38           4.50           4.58           4.63
    60             3.99           4.24           4.49           4.72           4.91           5.06           5.16
    65             4.07           4.38           4.72           5.07           5.39           5.65           5.84
    70             4.14           4.50           4.93           5.40           5.89           6.34           6.68
    75             4.18           4.58           5.08           5.68           6.37           7.07           7.68
    80             4.21           4.64           5.19           5.90           6.78           7.77           8.76
    85             4.23           4.67           5.26           6.04           7.07           8.36           9.78


                 OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
       (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
           JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)




    AGE OF
     MALE
    PAYEE                                                 AGE OF FEMALE PAYEE
    -----                                                 -------------------
                   55             60             65             70             75             80             85
    55             3.87           4.06           4.23           4.37           4.48           4.56           4.60
    60             3.98           4.23           4.48           4.71           4.89           5.02           5.09
    65             4.07           4.38           4.71           5.05           5.35           5.57           5.71
    70             4.13           4.49           4.91           5.36           5.81           6.18           6.42
    75             4.17           4.57           5.05           5.62           6.23           6.78           7.17
    80             4.20           4.61           5.14           5.79           6.54           7.27           7.82
    85             4.21           4.64           5.19           5.89           6.73           7.60           8.30


                 OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                          FIXED PAYMENT FOR SPECIFIED PERIOD




  NUMBER           MONTHLY        NUMBER         MONTHLY        NUMBER         MONTHLY        NUMBER         MONTHLY
  OF YEARS         PAYMENT        OF YEARS       PAYMENT        OF YEARS       PAYMENT        OF YEARS       PAYMENT
  --------         -------        --------       -------        --------       -------        --------       -------
                                  10             9.61           17             6.23           24             4.84
                                  11             8.86           18             5.96           25             4.71
    5              17.91          12             8.24           19             5.73           26             4.59
    6              15.14          13             7.71           20             5.51           27             4.47
    7              13.16          14             7.26           21             5.32           28             4.37
    8              11.68          15             6.87           22             5.15           29             4.27
    9              10.53          16             6.53           23             4.99           30             4.18


                        VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Variable Annuity Payment Options Table is the 1983a Annuitant Mortality Table, without projection with an effective annual assumed investment rate of 3.5%. Variable Annuity Payment Options Table does not include any applicable Premium Tax.

              OPTIONS 1V& 4V - TABLE OF MONTHLY INSTALLMENTS PER $1,000

      (Monthly installments for ages not shown will be furnished upon request.)




                          OPTION 1V                     OPTION 4V                     OPTION 4V
    AGE OF                                             LIFE ANNUITY                 LIFE ANNUITY
    PAYEE                LIFE ANNUITY          (W/120 PAYMENTS GUARANTEED)   (W/240 PAYMENTS GUARANTEED)
                   MALE           FEMALE         MALE           FEMALE         MALE           FEMALE
    55             4.99           4.54           4.91           4.51           4.66           4.38
    56             5.09           4.62           5.00           4.58           4.72           4.44
    57             5.20           4.71           5.10           4.66           4.78           4.51
    58             5.32           4.80           5.20           4.75           4.85           4.57
    59             5.44           4.90           5.31           4.84           4.91           4.64
    60             5.57           5.00           5.42           4.93           4.97           4.70
    61             5.71           5.11           5.54           5.03           5.04           4.77
    62             5.86           5.23           5.67           5.14           5.10           4.84
    63             6.02           5.36           5.80           5.25           5.16           4.91
    64             6.20           5.49           5.94           5.37           5.22           4.98
    65             6.38           5.64           6.08           5.50           5.28           5.05
    66             6.58           5.79           6.23           5.63           5.33           5.12
    67             6.79           5.95           6.38           5.77           5.38           5.19
    68             7.02           6.13           6.54           5.91           5.43           5.25
    69             7.26           6.32           6.71           6.07           5.48           5.32
    70             7.52           6.53           6.87           6.23           5.52           5.37
    71             7.80           6.75           7.05           6.40           5.55           5.43
    72             8.09           6.99           7.22           6.58           5.59           5.48
    73             8.41           7.26           7.40           6.76           5.62           5.52
    74             8.75           7.54           7.57           6.95           5.64           5.57
    75             9.12           7.85           7.75           7.14           5.66           5.60
    76             9.51           8.18           7.92           7.34           5.68           5.63
    77             9.92           8.54           8.09           7.54           5.70           5.66
    78             10.37          8.94           8.26           7.74           5.71           5.68
    79             10.85          9.36           8.42           7.94           5.72           5.70
    80             11.37          9.82           8.57           8.13           5.73           5.71
    81             11.92          10.32          8.71           8.32           5.74           5.72
    82             12.50          10.87          8.85           8.50           5.74           5.73
    83             13.12          11.46          8.97           8.67           5.75           5.74
    84             13.78          12.09          9.09           8.83           5.75           5.74
    85             14.47          12.78          9.20           8.97           5.75           5.75


                OPTION 2V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
      (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                          JOINT & 100% SURVIVOR LIFE ANNUITY




    AGE OF
     MALE
    PAYEE                                                 AGE OF FEMALE PAYEE
    -----                                                 -------------------
                   55             60             65             70             75             80             85
    55             4.16           4.34           4.51           4.66           4.78           4.86           4.92
    60             4.27           4.51           4.76           4.99           5.19           5.33           5.44
    65             4.35           4.66           4.99           5.34           5.66           5.92           6.11
    70             4.42           4.78           5.20           5.67           6.16           6.60           6.96
    75             4.47           4.86           5.35           5.95           6.63           7.33           7.95
    80             4.50           4.92           5.46           6.17           7.04           8.04           9.02
    85             4.52           4.95           5.53           6.31           7.34           8.63           10.05


                OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
       (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
           JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)




    AGE OF
     MALE
    PAYEE                                                 AGE OF FEMALE PAYEE
    -----                                                 -------------------
                   55             60             65             70             75             80             85
    55             4.16           4.34           4.51           4.65           4.76           4.84           4.88
    60             4.26           4.51           4.75           4.98           5.16           5.29           5.37
    65             4.35           4.65           4.98           5.31           5.61           5.84           5.98
    70             4.41           4.76           5.17           5.62           6.07           6.44           6.68
    75             4.46           4.84           5.32           5.88           6.48           7.03           7.42
    80             4.48           4.89           5.41           6.05           6.79           7.52           8.07
    85             4.50           4.92           5.46           6.15           6.99           7.85           8.53


                OPTION 5V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                           PAYMENTS FOR A SPECIFIED PERIOD



  NUMBER           MONTHLY        NUMBER         MONTHLY        NUMBER         MONTHLY        NUMBER         MONTHLY
  OF YEARS         PAYMENT        OF YEARS       PAYMENT        OF YEARS       PAYMENT        OF YEARS       PAYMENT
  --------         -------        --------       -------        --------       -------        --------       -------
                                  10             9.83           17             6.47           24             5.09
                                  11             9.09           18             6.20           25             4.96
    5              18.12          12             8.46           19             5.97           26             4.84
    6              15.35          13             7.94           20             5.75           27             4.73
    7              13.38          14             7.49           21             5.56           28             4.63
    8              11.90          15             7.10           22             5.39           29             4.53
    9              10.75          16             6.76           23             5.24           30             4.45


                        ANCHOR NATIONAL LIFE INSURANCE COMPANY
                    A STOCK COMPANY       LOS ANGELES, CALIFORNIA





















                                 ALLOCATED FIXED AND
                          VARIABLE GROUP ANNUITY CERTIFICATE

                                   Nonparticipating